UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2013 (July 2, 2013)

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2013, a Certificate of Amendment of the Certificate of Incorporation (the “Certificate of Amendment”) of HD Supply, Inc. (the “Company”) was filed with the Secretary of State of the State of Delaware and became effective on that date.  The Certificate of Amendment provides that the Company, on its behalf and on behalf of its subsidiaries, renounces and waives any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities, that are from time to time presented to certain of its shareholders or such shareholders’ respective officers, directors, agents stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so.  The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Upon the filing of the Certificate of Amendment, the Amended and Restated By-Laws of the Company (the “By-Laws”), as approved by the Company’s board of directors (the “Board”), became effective on July 2, 2013.  The By-Laws increase the maximum number of directors that may constitute the Board from nine to twenty-one and also provide for certain other conforming and updating changes which reflect the initial public offering of the Company’s indirect parent, HD Supply Holdings, Inc. The foregoing summary of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibit 3.1	Certificate of Amendment of Certificate of Incorporation

	Exhibit 3.2	Amended and Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2013	HD Supply, Inc.

	By:	/s/ Ricardo J. Nunez
Ricardo J. Nunez
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation

3.2	Amended and Restated By-Laws